SCHEDULE II
               INFORMATION WITH RESPECT TO
     TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
     SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)


                              SHARES PURCHASED        AVERAGE
               DATE           SOLD(-)                 PRICE(2)


COMMON STOCK-NASHUA CORPORATION

GAMCO INVESTORS, INC.
               5/13/96           50,000-             *DO
               5/10/96            2,000            15.0938
               5/06/96            2,500-           13.6250
               4/25/96            5,000            13.0750
               4/25/96              500            13.1250
               4/22/96            2,000            13.7500
               4/10/96            2,000-           14.0000
               4/10/96              300            13.8750
               4/09/96            1,000-           13.7500
               3/28/96              300-           12.5000





















(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NY STOCK EXCHANGE.
(2) PRICE EXCLUDES COMMISSION.
(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL
    OWNERSHIP.



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